EXHIBIT 10.7

                                LICENSE AGREEMENT

         THIS EXCLUSIVE LICENSE AGREEMENT (the "Agreement") is made as of June 1, 2004, 2004 (the "Effective Date") between QUALITY DESIGN SYSTEMS, INC., an Iowa corporation with its principal office at 390 East Corporate Drive, Meridian, Idaho 83642 ("QDS"), and ASA TIRE SYSTEMS, INC., a Delaware corporation with its principal office at 615 Amherst Street, Nashua, NH 03063 ("ASA").

                                   BACKGROUND:
         QDS develops, licenses, markets, and services software and other related products, including its proprietary TireMaster(R) software. ASA distributes and markets software products, and related services to the tire industry. ASA desires to market QDS' products and services.

         Therefore, in consideration of the mutual covenants set forth in this Agreement, the parties agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         1.01 DEFINITIONS. In this Agreement, including the attached Exhibits, unless specifically indicated otherwise, the following terms have the meanings set forth in this Section 1.01:

                  (a) "Account Management" means the marketing and sale of additional QDS Products and Services to a QDS Customer.

                  (b) "ASA Customer(s)" means any customer(s) who submits an order for QDS Products and Services (defined later in this Section) and who, prior to the Effective Date of this Agreement, is not party to an end user license agreement or another agreement with QDS for the same QDS Product or Service for which the current order is being submitted.

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                  (c) "ASA Share" means the proportion of Revenue allocated to
         ASA with respect to sale or licensing of a QDS Product or Service, as indicated on Exhibit B.

                  (d) "Confidential Information" has the meaning provided in
         Section 8.01 of this Agreement.

                  (e) "Documentation" means the written materials supplied with QDS Products and Services.

                  (f) "Effective Date" means the date specified in the opening paragraph of this Agreement.

                  (g) "Feedback" means any of ASA's suggestions, comments, other forms of review, or solicited or unsolicited suggestions and ideas regarding QDS Products and Services (as defined later in this Section).

                  (h) "Hardware" means computers and peripheral equipment.

                  (i) "Intellectual Property Rights" means all worldwide intellectual property arising under statutory or common law, and whether or not perfected, including without limitation, all: (i) developments, inventions, modifications, derivative works, patches, bridges, etc.; (ii) patents, patent applications, and potential patent applications; (iii) rights associated with works of authorship, including copyrights, copyright applications, and copyright registrations; (iv) rights associated with trademarks, trademark applications, and trademark registrations; (v) rights relating to the protection of trade secrets and confidential information; (vi) any other proprietary rights relating to intangible property (e.g., trade dress or service mark rights); and (vii) divisions, continuations, renewals, reissues, and extensions of the foregoing (as and to the extent applicable) now existing, hereafter filed, issued or acquired.

                  (j) "Marks" means trademarks, trade names, trade designations, or other identifiers of source, whether or not the right to such an identifier of source arises under statutory or common law.

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                  (k) "QDS Customer" means any person or entity that is a party to any software end user license agreement or other agreement with QDS prior to the Effective Date of this Agreement.

                   (l) "QDS Products and Services" means the products and services offered by QDS for distribution, licensing, or sale listed in the attached Exhibit A.

                  (m) "QDS Share" means the proportion of Revenue allocated to QDS with respect to sale or licensing of a QDS Product or Service, as indicated on Exhibit B.

                  (n) "Revenues" means the total of all amounts received by ASA with respect to sale or licensing of QDS Products and Services to ASA Customers.

                  (o) "Territory" means the entire world.


     1.02 EXHIBITS. The following exhibits are attached to and form part of this
Agreement:

         Exhibit A:   QDS Products and Services

         Exhibit B:   Allocation of Revenues

                                    ARTICLE 2
                             License AND USE Rights

         2.01 LICENSE. QDS hereby grants to ASA, subject to the terms and conditions of this Agreement, an exclusive (including with respect to QDS) and nontransferable right to use (for demonstration or application service provider purposes), market, sell and distribute QDS Products and Services directly to ASA Customers in the Territory, including the right to grant end-user sublicenses and to offer application service provider services to ASA Customers. All end-user sublicenses of the TireMaster(R) software and other software included in the QDS Products and Services sold or licensed to ASA Customers will be issued with ASA as licensor in a form reasonably approved by QDS.

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         2.02 Reservation of Rights. ASA hereby acknowledges that full ownership and title to the QDS Products and Services belongs to QDS, subject to the rights of ASA and the ASA Customers under this Agreement and any end-user sublicenses granted hereunder.

         2.03 Demonstration and Training Use. QDS hereby grants to ASA rights to use demonstration copies of the QDS Products and Services with potential customers for demonstration and marketing purposes, and with ASA's employees for training and marketing purposes.

         2.04 PRODUCT AND SERVICE REPRESENTATIONS. ASA is authorized to make or repeat any statement or warranty made or contained in the Documentation, provided that ASA shall not use certain parts of the Documentation to the exclusion of others in a manner that exaggerates the benefits or risks of a product or service, or in any other manner that deceives a third party as to the benefits or rights associated with a product or service. Each party agrees to comply with applicable state and federal laws or regulations relating to is activities under this Agreement.

         2.05 Product Development. QDS agrees to design, test and develop QDS Products and Services for possible release in connection with its annual development plan, as well as periodic upgrades to such products and services, for licensing, sale or distribution.

         2.06 Copies for Internal Use. QDS shall provide to ASA for ASA's internal use in accordance with this Agreement, a demonstration copy of each version, update, supplement, or modification of any QDS Product and Service released by QDS during the term of this Agreement.

         2.07 Restrictions on QDS Software. ASA shall not, without the prior written consent of QDS, duplicate, translate, modify, copy, print out, disassemble, decompile, reverse engineer, or otherwise alter any of the QDS Products and Services, except ASA may make copies for routine backup purposes. ASA shall not under any circumstances attempt, nor permit or encourage its employees or agents, to decompile, decipher, disassemble, reverse engineer, or otherwise decrypt or discover the source code for any of the QDS Products and Services.

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         2.08 Feedback. ASA may have occasion to provide feedback to QDS prior to or during the course of this Agreement. ASA hereby grants to QDS a non-exclusive, worldwide, perpetual, paid up and royalty free license to use, market, sell and distribute Feedback in connection with the QDS Products and Services, provided that QDS will not quote ASA in any published material without ASA's prior written consent.

                                    ARTICLE 3
                          DIVISION OF RESPONSIBILITIES

         3.01 ASA and QDS shall each be responsible for the following indicated activities, products, or services in regard to the QDS Products and Services:

                  (a) ASA Responsibilities: Marketing and sales of QDS Products and Services, including pre-sale and post-sale support and acquisition of Hardware and third-party software; Account Management; and marketing. ASA shall invoice and collect all payments from ASA Customers from the sale or licensing of QDS Products and Services during the term of this Agreement, except for invoices for existing support contracts and purchase orders outstanding from QDS Customers on the Effective Date of this Agreement, which amounts shall be invoiced and collected by QDS.

                  (b) QDS Responsibilities: Installation at customer sites; training at QDS headquarters or at customer sites; support and software maintenance; customer software development; product development, including designing and testing code and development of product documentation; and support, maintenance, and releases of software to QDS Customers and ASA Customers. QDS shall refer all leads, inquiries and sales prospects for QDS Products and Services to ASA during the term of this Agreement.

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                                    ARTICLE 4
                        RESTRICTIONS ON THE USE OF MARKS

         4.01 LIMITED RIGHT TO USE. Each party shall retain all worldwide right, title and interest in and to its own Marks. Nothing contained in this Agreement shall give the other party any interest in such Marks. Each party agrees that it will not at any time during or after this Agreement assert or claim any interest in or do anything which may adversely affect the validity or enforceability of any of the other party's Marks. Neither party will register, seek to register or cause to be registered any of the other party's Marks without such party's prior written consent.

         4.02 PROPRIETARY NOTICES AND BRANDING. QDS shall not remove, efface, or obscure any copyright notices or other proprietary notices or legends from any software, product, or Documentation provided to ASA hereunder. ASA shall properly use QDS' Marks when referencing the QDS Products and Services. ASA agrees to: (i) include the QDS Marks on any promotional or marketing material that refers to the QDS Products and Services; (ii) provide a reasonable number of samples of such promotional or marketing material to QDS; and (iii) obtain QDS' prior written approval of such promotional or marketing material before it is published or in any manner communicated to third parties in oral, written, or electronic form, including posting on the world wide web. QDS agrees to: (i) include the ASA Marks on any promotional or marketing material that refers to ASA's marketing and sales of QDS Products and Services; and (ii) obtain ASA's prior written approval of such promotional or marketing material before it is published or in any manner communicated to third parties in oral, written, or electronic form, including posting on the world wide web, provided that QDS shall have no obligation to produce any such promotional or marketing material.

         4.03 POST-TERMINATION. Upon expiration or termination of this Agreement, each party shall: (i) immediately cease distribution of all items in its possession which bear the other party's Marks; (ii) as promptly as is practicable cease all use of the other party's Marks; (iii) agree not use any mark which is confusingly similar to the other party's Marks; and (iv) return to the other party all Documentation and similar materials in such party's possession or shall destroy such items and certify their destruction to the other party.


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                                    ARTICLE 5
                         Customer Relations and Ordering

         5.01 CUSTOMER PAYMENT. Payments by ASA Customers for all QDS Products and Services shall be made directly to ASA. ASA shall be responsible for the collection and accounting for all amounts paid by (i) any ASA Customer and (ii) any QDS Customer with respect to Account Management activities, relating to the QDS Products and Services. Neither party is responsible for any customer's unpaid or delinquent payments due to the other party, but QDS and ASA shall cooperate in efforts to collect any such unpaid amounts. ASA shall be responsible for the collection and the remittance to the appropriate jurisdiction of any and all applicable taxes relating to payments made by ASA Customers, and ASA will hold QDS harmless from any taxes that are assessed (whether against QDS or ASA) with respect to such sales.

         5.02 ORDER PROCESSING. QDS and ASA shall agree on list prices all QDS Products and Services, and orders for QDS Products and Services at prices other than such list prices will not be accepted without prior mutual agreement of QDS and ASA. ASA shall timely process all orders obtained by ASA for any of the QDS Products and Services and arrange for the delivery or installation of the QDS Products and Services. QDS shall cooperate in the prompt delivery or installation of the QDS Products and Services.

         5.03 CONTINUED CUSTOMER SUPPORT AND TRAINING. During the term of this Agreement, QDS shall make available: (i) continuing technical support for the QDS Products and Services; (ii) product development and customization services for the QDS Products and Services in accordance with its annual operating plan; and (iii) customer training at QDS's headquarters or customer's site.

         5.04 CUSTOMER CONTACT. If at any time ASA is notified of an ASA Customer's or QDS Customer's request that ASA limit or cease its solicitation of that customer, ASA shall comply with all legal requirements relating to unsolicited contacts with customers.

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                                    ARTICLE 6
                             Allocation of Revenues

         6.01 LICENSE FEE AND PREPAID QDS SHARE. In consideration of the rights granted to ASA by QDS under this Agreement, ASA will pay to QDS, contemporaneously with the execution of this Agreement, a one-time license fee of $200,000.00 ("License Fee"), and a prepayment of the QDS Share of $200,000.00 ("Prepaid QDS Share").

         6.02 ALLOCATION OF REVENUES. ASA agrees to pay the QDS Share to QDS based on the monthly Revenues from the sale or licensing of the QDS Products and Services to ASA Customers according to the schedule attached as Exhibit B ("Allocation of Revenues"), according to the cash method of accounting.

         6.03. PAYMENT OF QDS SHARE. The parties shall credit the monthly QDS Share due to QDS from ASA against the Prepaid QDS Share, as the QDS Share is earned, until such a time as the accumulated QDS Share due to QDS exceeds the Prepaid QDS Share amount, at which time the QDS Share exceeding the amount of the Prepaid QDS Share shall be paid by ASA directly to QDS. No later than 20 days after the end of each calendar month commencing with June 2004, according to the cash method of accounting, (a) ASA will provide QDS with a full accounting of all sales or licenses of QDS Products and Services, all Revenues, and the QDS Share due for each such calendar month, and (b) the QDS Share due to QDS by ASA under this Agreement will be credited against the Prepaid QDS Share or paid to QDS.

         6.04 PRIORITIES IN ALLOCATING REVENUE. If amounts are due from any ASA Customer for more than one type of QDS Product and Service included in a single invoice or in a group of invoices for one project or one order, any amount received from such ASA Customer shall, as between ASA and QDS and for the purpose of ASA's payment of the QDS Share, be deemed to have been paid for particular QDS Products and Services included in that single invoice or the group of invoices for that one project or one order, in the following order of priority:

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                  1. Support and Software Maintenance;
                  2. Installation, Training, and Client Services;
                  3. Custom Software Development;
                  4. Account Management;
                  5. Hardware;
                  6. License Fees/Application Service Fees.

                                    ARTICLE 7
                      RECORD KEEPING, INSPECTION AND AUDIT

         7.01 RECORD KEEPING. Each of the parties shall keep proper records of all sales to ASA Customers, Revenues, the QDS Share, and the ASA Share generated under this Agreement in accordance with applicable laws and generally accepted accounting principles consistently applied during the term of this Agreement. Each party will provide the other with periodical reports as the other may from time to time reasonably request.

         7.02 RIGHT TO INSPECT. Each party shall have the right, upon reasonable notice, to inspect the books and records and all other documents and material in the other party's possession or control with respect to sales to ASA Customers, Revenues, the ASA Share, and the QDS Share generated under this Agreement. All such books and records shall be maintained and made accessible for inspection at a location in the United States for at least two (2) years after termination of this Agreement.

                                    ARTICLE 8
                    Employment Taxes and Benefits; Insurance

         Each party acknowledges and agrees that it will be solely responsible for the following:

                  (a) paying all salaries, wages, benefits, and other compensation of its employees or contractors in connection with its activities under this Agreement;

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                  (b) paying all travel, lodging, and other expenses of its
         employees or contractors in connection with performing activities on its behalf under this Agreement; and,

                  (c) withholding and paying all applicable payroll taxes and contributions, including, without limitation, federal, state, and local income taxes, FICA, FUTA and state unemployment, workers' compensation, and disability insurance for its employees and contractors.

                                    ARTICLE 9
                                 CONFIDENTIALITY

         9.01 CONFIDENTIAL INFORMATION. This Agreement, the terms, conditions, pricing and fees information conveyed under this Agreement, all information concerning QDS Customers, ASA Customers, and any potential customers solicited by ASA for QDS Products and Services during the term of this Agreement, all information relating to the QDS Products and Services and the Intellectual Property, and any other information or documents exchanged by the parties arising out of or relating to this Agreement, as well as any copies, extracts, notes, summaries or other writings based on such information (collectively, "Confidential Information") are confidential and shall not be disclosed, orally or in writing by a party to any third party without the prior written consent of the other party, unless such information: (i) was already generally available to the public; (ii) was disclosed by a third party who is not under any obligation of confidentiality; or (iii) is required to be disclosed by law. ASA may disclose to its employees and representatives and QDS may disclose to its employees and representatives, the Confidential Information that is reasonably necessary for such a party to perform its obligations under this Agreement, but neither party shall use or permit the use of the other party's Confidential Information by any person or entity for any other purpose whatsoever. If either party is requested or required (by deposition, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand, or other similar process) to disclose any of the Confidential Information, such party shall provide the other party with prompt written notice of any such request or requirement so that the other party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 9.01. The terms of Article 9 of this Agreement relating to this

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Confidential Information shall survive the expiration or earlier termination of this Agreement for a period of five years.

         9.02 DEGREE OF CARE. Each party shall maintain the Confidential Information of the other party with at least the same degree of care it uses to protect its own proprietary information of a similar nature or sensitivity, but no less than reasonable care under the circumstances. Each party shall advise the other party in writing of any misappropriation or misuse of Confidential Information of the other party of which the notifying party becomes aware.

         9.03 INJUNCTIVE RELIEF. QDS and ASA acknowledge that a party's Confidential Information is valuable property of each party respectively and that any unauthorized use or disclosure of such information by the other party would cause irreparable harm for which a party's remedies at law would be inadequate. Accordingly, QDS and ASA acknowledge and agree that each party shall be entitled, in addition to any other remedies available to it at law or in equity, to seek the issuance of injunctive or other equitable relief from the other without the posting of any bond in the case of an actual or threatened breach of the obligations set forth in Article 9 of this Agreement.

         9.04 RETURN OF CONFIDENTIAL INFORMATION. Upon the expiration or earlier termination of this Agreement, each party shall: (i) immediately return to the other party all Confidential Information and all other materials provided to it by the other party, including but not limited to any demonstration copies and Documentation, within ten days after a written demand for such return; (ii) then promptly thereafter, destroy, or permanently delete from all computer hard drives and servers all documents, memoranda, notes, or other writings prepared for the party which are based on or relate to the other party's Confidential Information; and (iii) certify in writing to the other party that all such material has been so returned or destroyed; provided, however, that copies of such Confidential Information and materials may be retained solely to the extent and for the time period necessary to enable a party to fulfill its obligations to customers or other third parties with respect to performance on orders from Customers accepted but not fully performed by ASA or QDS before expiration or termination of this Agreement, up to a maximum of 90 days after such expiration or termination.

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                                   ARTICLE 10

                              Term and Termination

         10.01 TERM. The term of this Agreement (the "Term") shall begin on the Effective Date and shall remain in effect through December 31, 2005, unless the Agreement is earlier terminated as further provided in this Article 10.

         10.02 TERMINATION WITH CAUSE. If (a) either party commits or allows any breach of any provision of this Agreement that is incurable, or that is curable but not cured within thirty days after written notice of such breach is given to the breaching party by the other party, or (b) either party becomes insolvent or seeks protection, voluntarily or involuntarily, under any bankruptcy law, then the non-breaching party may immediately terminate this Agreement upon written notice of immediate termination given to the other party.

         10.03 TERMINATION AT WILL. A party may terminate this Agreement without cause before the end of the term of this Agreement by providing the other party with written notice of such termination, in which case the Agreement will terminate 30 days following the other party's receipt of such notice.

         10.04 TERMINATION AT WILL BY QDS. If QDS terminates this Agreement without cause as provided for in Section 10.03 of this Agreement, QDS shall refund to ASA (a) the full amount of the License Fee and (b) any amount of Prepaid QDS Share not earned as of the date of termination, less any Prepaid QDS Share to be earned after the date of termination with respect to any orders for QDS Products or Services received by ASA prior to the date of termination.

         10.05 TERMINATION BY ASA WITH CAUSE. If ASA terminates this Agreement for cause as provided in Section 10.02 of this Agreement, then QDS shall refund to ASA (a) a portion of the License Fee, to be determined by multiplying the total amount of the License Fee times the number of calendar months remaining in the Term of this Agreement (with any partial month of more than 15 days rounded up to a whole number) divided by 19, and (b) any amount of the Prepaid QDS Share not earned as of the date of termination, less any Prepaid QDS Share to be

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earned after the date of termination with respect to any orders for QDS Products or Services received by ASA prior to the date of termination.

         10.06 TERMINATION BY QDS WITH CAUSE, BY ASA AT WILL, OR EXPIRATION UPON THE END OF THE TERM. If QDS terminates this Agreement with cause as provide for in Section 10.02 of this Agreement, if ASA terminates this Agreement at will as provided for in Section 10.03 of this Agreement, or if the Agreement expires at the end of the Term: (a) QDS shall keep all of the License Fee and Prepaid QDS Share; (b) ASA shall promptly turn over to QDS all records and information in ASA's possession regarding sales prospects for the QDS Products and Services identified or developed by ASA during the term of this Agreement; provided, however, that copies of such records and information may be retained solely to the extent and for the time period necessary to enable ASA to fulfill its obligations to customers or other third parties with respect to performance on orders from customers accepted but not fully performed by ASA before expiration or termination of this Agreement, up to a maximum of 90 days after the date of such termination or expiration; and (c) ASA shall cooperate with QDS to facilitate QDS' possible hiring of any ASA employees who worked exclusively with customers utilizing the QDS Products and Services during the term of this Agreement.


         10.07 EFFECT OF TERMINATION. Upon the effective date of termination of this Agreement for any reason, ASA shall (a) direct all ASA Customers to make all future payments due for QDS Products or Services to QDS at an address provided by QDS; (b) forward to QDS all payments received from ASA Customers with respect to QDS Products and Services; and (c) assign to QDS all rights of ASA as licensor under any licenses or sublicences issued by ASA with respect to any QDS Products or Services, provided, however, that ASA may receive and retain for its own account, to the extent provided in Article 6 of this Agreement, the ASA Share of payments from ASA Customers for accounts receivable existing as of the date of termination of this Agreement, and accounts receivable arising from orders from ASA Customers entered before such termination but not fully performed until after such termination.. If this Agreement is ever deemed to have been terminated for any reason, the following shall survive the termination of this Agreement: (i) claims of one party against the other party that have accrued, in accordance with this Agreement, prior to the effective date of such

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termination; (ii) covenants of indemnity or confidentiality provided in this
Agreement; and (iii) all covenants and agreements to be performed and/or observed by a party under this Agreement after the termination of this Agreement or which by their nature survive such termination (including but not limited to Section 2.08). Without limiting the forgoing, the expiration or termination of this Agreement shall not affect an ASA Customer's right to receive or use purchased QDS Products and Services, nor shall it affect or limit ASA's right to deliver (for a maximum of 90 days after termination or expiration by this Agreement) QDS Products or Services to customers from whom ASA has accepted an order prior to the expiration or termination of this Agreement.

                                   ARTICLE 11

                             Limitation of Liability

         11.01 LIMITATION OF LIABILITY TO CUSTOMERS. QDS' entire liability to AN ASA Customer and an ASA customer's exclusive remedy shall be limited to the remedies provided for under the applicable end user license agreement between ASA and the customer.

         11.02 LIMITATION OF LIABILITY. IN NO EVENT SHALL EITHER PARTY HAVE ANY LIABILITY FOR ANY INDIRECT, INCIDENTAL, EXEMPLARY, SPECIAL, OR CONSEQUENTIAL DAMAGES OF THE OTHER PARTY IN ANY WAY ARISING OUT OF THIS AGREEMENT AND HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY, INCLUDING BUT NOT LIMITED TO LOSS OF PROFITS OR LOSS OF DATA, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY REMEDY.

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                                   ARTICLE 12

                                 INDEMNIFICATION

         12.01 ASA'S OBLIGATIONS. ASA shall indemnify and hold QDS harmless from and against any and all claims, liabilities, demands, causes of action, damages, losses, and expenses (including reasonable attorneys' fees) arising out of or in connection with any of the following: (i) breach of this Agreement by ASA; (ii) violation of any applicable federal, state, or local law, regulation, ordinance, rule, or standard by ASA or any of its employees or contractors, including but not limited to the Fair Labor Standards Act and any law or regulation relating to the method, form, or content of ASA's communications with customers or other third parties, except with respect to content provided by QDS; (iii) any actual or alleged negligent, willful, or wrongful act or omission by ASA or any of its employees or contractors; and (iv) the use of the QDS Products and Services Documentation or QDS Marks, resulting in any claims that such use infringes any Marks or Intellectual Property Rights of any third party, to the extent that such claim arises from any modification of or addition to the QDS Products and Services Documentation or the QDS Marks by ASA.

         12.02 QDS'S OBLIGATIONS. QDS shall defend, protect, indemnify, and hold ASA harmless from and against any and all claims, liabilities, demands, causes of action, damages, losses, and expenses (including reasonable attorneys' fees) arising out of or in connection with any of the following: (i) breach of this Agreement by QDS; (ii) violation of any applicable federal, state, or local law, regulation, ordinance, rule, or standard by QDS or any of its employees or contractors, including but not limited to the Fair Labor Standards Act and any law or regulation relating to the method, form, or content of ASA's communications with customers or other third parties to the extent such content was provided by QDS; (iii) any actual or alleged negligent, willful, or wrongful act or omission by QDS or any of its employees or contractors; (iv) the use, sale, marketing, distribution, or sublicensing as authorized in the Agreement by ASA or any ASA customer, of the QDS Products and Services Documentation, or QDS Marks, resulting in any claims that such use, sale, marketing, distribution, or sublicensing infringes any Marks or Intellectual Property Right of any third party, except to the extent that such claim arises from any modification of or addition to the QDS Products and Services Documentation or the QDS Marks by ASA,

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and provided that in any such action, claim or demand, ASA provides QDS with any information in ASA's possession which would be reasonably necessary to defend against such action, claim, or demand.

                                   ARTICLE 13

                                   Warranties

         13.01 LIMITED WARRANTY. QDS warrants that any physical media containing QDS Products or Services furnished by QDS to ASA or by QDS to end users will be free from defects in material and workmanship under normal use for a period of ninety (90) days from the date of delivery.


         13.02 WARRANTIES DISCLAIMED. To the MAXIMUM extent permitted by law, QDS HEREBY DISCLAIMS ALL WARRANTIES and Conditions (together "Warranties") with respect to products, DoCumentation, and services PROVIDED under this Agreement, whether such Warranties are EXPRESS, IMPLIED, OR STATUTORY, other than those Warranties identified expressly in this agreement OR IN ANY END-USER SUBLICENSE AGREEMENTS, including but not limited to warranties of non-infringement, or merchantability and fitness for a particular purpose.

                                   ARTICLE 14

                                  Miscellaneous

         14.01 INDEPENDENT CONTRACTOR. The relationship between the parties is that of independent contractors and buyer and seller; nothing in this Agreement is intended, and nothing shall be construed to create, an employer-employee, co-employer, partnership, or joint venture relationship between the parties.

         14.02 Compliance With Applicable Law. Each party shall be solely responsible for its compliance with all federal, state, and local laws, regulations, ordinances, rules or standards relating to its activities under this Agreement, including but not limited to any of the foregoing pertaining to

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the method, form, and substance of communications by a party to potential customers or other third parties.

         14.03 ASSIGNMENT. Neither party may assign this Agreement or any rights or obligations hereunder, by operation of law or otherwise, without prior written consent of the other party.

         14.04 NOTICES. All notices between the parties required under this Agreement shall be in writing and shall be deemed to have been given: (i) in the case of personal delivery (including by overnight private courier delivery), when delivered to the address set forth herein; (ii) in the case of mailing, three days after deposit in the United States Mail, postage prepaid, by certified mail, addressed as set forth herein; (iii) in the case of facsimile transmissions, upon completion of the transmissions with receipt confirmed; and
(iv) in all other cases, when received by the other party.

         If to ASA, to:                     10 Speen Street
                                            Framingham, MA 01701

                                            ATTN:      Wayne Croswell

                                            Email:     wcroswell@asaint.com

                                            Phone:     (603) 889-8700, Ext. 555

                                            Fax:       (605) 880-3438


         If to QDS, to:                     390 East Corporate Drive
                                            Meridian, ID 83642

                                            ATTN: Eldon Sorensen
                                            Email: esorensen@tiremaster.com
                                            Phone: 208-855-0781
                                            Fax: 208-361-0159

         With copy to:                      Legal and Risk Management Services
                                            Bandag, Incorporated
                                            2905 North Highway 61
                                            Muscatine, IA 52761


         14.05 Authorization to Fax. By providing a facsimile number in Article 14 of this Agreement, each party agrees to receive facsimile advertisements and communications from the other party.

         14.06 GOVERNING LAW; FORUM SELECTION. This Agreement shall be governed in all respects, including validity, interpretation, and effect, by the laws of the State of Iowa, U.S.A. excluding Iowa law with respect to conflicts of law. Each party to this agrees to settle all disputes by binding arbitration in Chicago, Illinois, under the rules then in effect of the American Arbitration Association. The arbitrator(s) shall determine how all expenses relating to the arbitration shall be paid, including without limitation, the respective expenses of each party, the fees of each arbitrator and the administrative fee of the American Arbitration Association. In the event that within thirty (30) days after submission of any dispute to arbitration, the parties cannot mutually agree on one arbitrator, each party shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The arbitrator or arbitrators, as the case may be, shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator or majority of the three arbitrators, as the case may be, to discover relevant information from the opposing parties about the subject matter of the dispute. The decision of the arbitrator or a majority of the three arbitrators, as the case may be, shall be binding and conclusive upon the parties to this Agreement. Judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction.

         14.07 EFFECT. This Agreement sets forth the entire agreement of the parties relating to the subject matter hereof and supersedes all prior agreements and understandings between the parties relating to the subject matter hereof. It binds and benefits the parties and their successors in interest, heirs, beneficiaries, legal representatives, and permitted assigns.

         14.08 SEVERABILITY. The unenforceability, invalidity, or illegality of any provision does not affect or impair any other provision or render it unenforceable, invalid, or illegal.

         14.09 INTERPRETATION. Wherever used in this Agreement, unless the context clearly indicates otherwise, the use of the singular includes the plural, and vice versa; and the use of any gender is applicable to any other gender. The captions are for convenience only and do not affect the interpretation of this Agreement. The word "including," when following any general statement, term, or matter, shall not be construed to limit that statement, term, or matter to the specific items or matters, whether or not nonlimiting language (such as "without limitation," or "but not limited to," or words of similar import) is also used, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of that general statement, term, or matter.

         14.10 NON-WAIVER. A party's failure to enforce at any time or for any period of time any provision of this Agreement or to exercise any right or remedy does not constitute a waiver of such provision, right, or remedy, or prevent such party thereafter from enforcing any or all provisions and exercising any or all rights and remedies. The exercise of any right or remedy does not constitute an election or prevent the exercise of any or all rights or remedies.

         14.11 THIRD PARTIES. No provisions of this Agreement are intended, nor will be interpreted, to provide or to create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder, employee, partner of any party hereto, or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely between the parties to this Agreement.

         14.12 AMENDMENT. No amendment or modification of this Agreement is effective unless made in writing and signed by each party.

         14.13 COUNTERPARTS. This Agreement may be signed in several counterparts, each of which will be an original and all of which will constitute one agreement.

         The parties have duly executed and agreed to be bound by this Agreement by the signatures of their authorized representatives below.


QUALITY DESIGN SYSTEMS, INC.                  ASA Tire Systems, Inc.

By: /s/ Charles W. Vesey, Vice President      By: /s/ Terrence C. McCarthy, VP &
                                                      Treasurer

                                    EXHIBIT A
                     TO EXCLUSIVE LICENSE AGREEMENT BETWEEN
                        QUALITY DESIGN SYSTEMS, INC. AND
                              ASA TIRE SYSTEMS INC.
                               DATED JUNE 1, 2004

                            QDS PRODUCTS AND SERVICES
                            -------------------------

     QDS Products and Services include the following:

         QDS' TireMaster(R) Software, together with hardware and related products and services currently licensed or sold, or hereafter developed, or offered for license or sale, by QDS' facility located in Meridian, Idaho, either as an enterprise or application service provider solution.

                                    EXHIBIT B
                     TO EXCLUSIVE LICENSE AGREEMENT BETWEEN
                        QUALITY DESIGN SYSTEMS, INC. AND
                             ASA TIRE SYSTEMS, INC.
                               DATED JUNE 1, 2004

                             ALLOCATION OF REVENUES
                             ----------------------

Activity, product or        Responsible Party     Percentage of        Percentage of
service                                           Revenues to be       Revenues to be
                                                  retained by ASA      paid by ASA  to
                                                                       QDS
-------------------------   ------------------    ---------------      ---------------
Marketing Products /           ASA                   80 %                 20%
Services
Sales Including Pre and
Post Sales Support

Hardware                       ASA                   80 %                 20%


License Fees/ Application      ASA                   80%                  20%
Service Provider Fees for
ASA Customers

Account Management             ASA                   20%                  80%

Installation, Training,        QDS                   20%                  80%
and Client Services (at
QDS Headquarters or
Customer's site)

Support and Software           QDS                   20%                  80%
Maintenance

Custom Software                QDS                   20%                  80%
Development

Product Development-           QDS                   None                 None
Design Code, Testing and
Documentation

Marketing                      ASA                   None                 None

Support, Maintenance, and      QDS                   None                 100%
Releases to QDS Customers



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